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                                                      Exhibit 99

                             Joint Filer Information


Names and Addresses:
-------------------

LYRE, LLC
3220 Coolidge
Berkeley, Michigan 48072

Newco Bancorp Inc.
40 Holly Street, Suite 202
Toronto, Ontario, M4S 3C3
CANADA

Mildred Lange Ranzini
43 Sweetwater Drive
Belle Mead, New Jersey  08502

Dr. Angela Ranzini
21 Williamsburg Court
Skillman, New Jersey 08538

Dr. Joseph Lange Ranzini
70 Medical Center Drive, Suite 308
Fishersville, Virginia 22939

Clare Children's Trust
959 Maiden Lane
Ann Arbor, Michigan  48105

Catherine Ranzini Clare
959 Maiden Lane
Ann Arbor, Michigan  48105

Paul Lange Ranzini
8551 Research Way, Suite 180
Madison, Wisconsin  53562

Designated Filer:  Stephen Lange Ranzini

Issuer and Ticker Symbol:  U.S. Mutual Financial Corporation (USMT)
------------------------

Date of Event Requiring Statement:  March 24, 2004
---------------------------------


Signatures:

                  *
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LYRE, LLC

                  *
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Newco Bancorp Inc.
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                  *
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Mildred Lange Ranzini

                  *
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Dr. Angela Ranzini

                  *
--------------------------------------------
Dr. Joseph Lange Ranzini

                  *
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Clare Children's Trust

                  *
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Catherine Ranzini Clare

                  *
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Paul Lange Ranzini

*By:     /s/ Stephen Lange Ranzini
       -------------------------------------
           Stephen Lange Ranzini, by power
           of attorney for all Reporting Persons